     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                       SPELLING ENTERTAINMENT GROUP INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                       FLORIDA                                                59-0862100
           (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
            INCORPORATION OR ORGANIZATION)
               5700 WILSHIRE BOULEVARD                                          90036
               LOS ANGELES, CALIFORNIA                                        (ZIP CODE)
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                      NONE

    (Individual Stock Option Agreements with employees of Republic Pictures
     Corporation, each of which constitutes an employee benefit plan within the meaning of Rule 405 under the Securities Act of 1933)
                              (full title of plan)

                               Thomas W. Hawkins
                  Vice President, General Counsel & Secretary
                             One Blockbuster Plaza
                         Fort Lauderdale, Florida 33301
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 832-3000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

           TITLE OF                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
        SECURITIES TO            AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
        BE REGISTERED             REGISTERED     PER SHARE (1)         PRICE (1)        REGISTRATION FEE (1)
- ------------------------------------------------------------------------------------------------------------
Common Stock $0.10 par value       668,489      $3.635 to $7.875       $3,662,296              $1,263

(1) Calculated in accordance with Rule 457(h) on the basis of the exercise prices of the options as follows: 51,529 shares ($3.635); 7,155 shares ($3.938); 27,512 shares ($3.998); 49,684 shares ($4.089): 27,512 shares
      ($4.498); 1,375  shares ($5.301);  82,540 shares  ($5.528); 88,863  shares
      ($5.604);  42,097 shares ($5.982); 239,364  shares ($6.058); 16,805 shares
      ($6.164); 16,718 shares ($6.579); 4,127 shares ($7.118) and 13,208  shares
      ($7.875).

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             INTRODUCTORY STATEMENT

    This Registration Statement on Form S-8 is being filed to register 668,489 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Spelling Entertainment Group Inc. (the "Company"), for issuance upon the exercise of options granted to employees of Republic Pictures Corporation in connection with the merger of Republic Pictures Corporation and a wholly owned subsidiary of the Company.

    Pursuant to Rule 428(b)(1), promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the information required by Part I of Form S-8 will be sent or given to employees, as specified in such Rule, in the form of a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with the note which precedes the instructions to Part I of Form S-8, the prospectus has not been filed with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed with the Securities and Exchange Commission by Spelling Entertainment Group Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference: (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and (2) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A under Section 12 of the Exchange Act, dated April 17, 1972.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5. EXPERTS.

    Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 607.0850 of the Florida Business Corporation Act empowers the Company to indemnify, subject to the standards set forth therein, any person in connection with any proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the Company (or served at the request of the Company in certain similar capacities with other entities). Article XI of the Company's Bylaws provide for the indemnification by the Company of each director, officer, employee or agent of the Company to the full extent permitted by Florida Law.

    The Company has entered into indemnification agreements with its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8. EXHIBITS.

          NUMBER AND DESCRIPTION OF EXHIBIT
          ----------------------------------------------------------------------
  3(i)    Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form
          10-K for the fiscal year ended December 31, 1993).
          Bylaws of the Registrant, as amended (incorporated by reference to
 3(ii)    Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1993).
  5       Opinion of legal counsel (including consent).
 23.1     Consent of Arthur Andersen & Co.
 23.2     Consent of Ernst & Young.
 23.3     Consent of legal counsel (included in Exhibit 5).
 99       Form of Stock Option Agreement.

ITEM 9. UNDERTAKINGS.

    The registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on April 26, 1994.

                                          SPELLING ENTERTAINMENT GROUP INC.

                                          By: /s/ STEVEN R. BERRARD
                                          --------------------------------------
                                          Steven R. Berrard
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
- ------------------------------------------------------  --------------------------------------  -----------------
                /s/ H. WAYNE HUIZENGA
     -------------------------------------------        Chairman of the Board                    April 26, 1994
                  H. Wayne Huizenga                      of Directors
                  /s/ AARON SPELLING
     -------------------------------------------        Vice Chairman of the Board               April 26, 1994
                    Aaron Spelling                       of Directors
                /s/ STEVEN R. BERRARD                   President, Chief Executive
     -------------------------------------------         Officer and Director                    April 26, 1994
                  Steven R. Berrard                      (Principal Executive Officer)
                                                        Senior Vice President,
                 /s/ THOMAS P. CARSON                    Treasurer and Chief
     -------------------------------------------         Financial Officer                       April 26, 1994
                   Thomas P. Carson                      (Principal Financial Officer)
                /s/ KATHLEEN COUGHLAN                   Vice President and
     -------------------------------------------         Corporate Controller                    April 26, 1994
                  Kathleen Coughlan                      (Principal Accounting Officer)
                 /s/ JOHN T. LAWRENCE
     -------------------------------------------        Director                                 April 26, 1994
                   John T. Lawrence

                      SIGNATURE                                         TITLE                         DATE
- ------------------------------------------------------  --------------------------------------  -----------------
                 /s/ S. CRAIG LINDNER
     -------------------------------------------                       Director                  April 26, 1994
                   S. Craig Lindner
               /s/ ALFRED W. MARTINELLI
     -------------------------------------------                       Director                  April 26, 1994
                 Alfred W. Martinelli
                 /s/ JOHN L. MUETHING
     -------------------------------------------                       Director                  April 26, 1994
                   John L. Muething

                       SPELLING ENTERTAINMENT GROUP INC.
                                 EXHIBIT INDEX

            NUMBER AND DESCRIPTION OF EXHIBIT
            -------------------------------------------------------------------------------------------
  3(i)      Articles of Incorporation of the Registrant, as amended (incorporated by reference to
            Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).........................................................................
  3(ii)     Bylaws of the Registrant, as amended (incorporated by reference to
            Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1993).........................................................................
  5         Opinion of legal counsel (including consent)...............................................
 23.1       Consent of Arthur Andersen & Co............................................................
 23.2       Consent of Ernst & Young...................................................................
 23.3       Consent of legal counsel (included in Exhibit 5)...........................................
 99         Form of Stock Option Agreement.............................................................